                                                                    EXHIBIT 99.1

 Current Development Activity

  The following table summarizes Archstone's development communities under construction as of December 31, 1998 (dollar amounts in thousands):

                                                                                           Actual or         Expected
                                                            Total                      Expected Date for   Stabilization
                                  Number of   Archstone    Expected       Start Date      First Units         Date            %
                                     Units   Investment   Investment(1) (Quarter/Year) (Quarter/Year)(2)  (Quarter/Year)  Leased (3)
                                  --------------------------------------------------------------------------------------------------
Central Region:
Austin, Texas:
  Monterey Ranch I................        168   $  5,449    $ 12,856       Q2/98           Q2/99             Q4/99           n/a
  Monterey Ranch III..............        448      6,994      31,669       Q3/98           Q4/99             Q2/00           n/a
                                  ----------------------------------
   Total Austin...................        616   $ 12,443    $ 44,525
                                  ----------------------------------
 Denver, Colorado:
  Archstone Dakota Ridge..........        480   $ 19,423    $ 35,540       Q1/98           Q1/99             Q4/00           n/a
  Fox Creek II....................        112      6,947       9,296       Q2/98           Q1/99             Q3/99           n/a
                                  ----------------------------------
   Total Denver...................        592   $ 26,370    $ 44,836
                                  ----------------------------------
 Houston, Texas:
  Braeswood Park II...............         36   $  2,114    $  4,179       Q3/98           Q2/99             Q3/99           n/a
  Oaks at Medical Center II.......        318     18,431      20,229       Q4/97           Q3/98             Q3/99          68.2%
                                  ----------------------------------
   Total Houston..................        354   $ 20,545    $ 24,408
                                  ----------------------------------
 Kansas City, Kansas:
  Crown Chase.....................        220   $ 10,415    $ 16,384       Q1/98           Q1/99             Q1/00           n/a
                                  ----------------------------------
 Salt Lake City, Utah:
  Archstone River Oaks............        448   $ 19,047    $ 37,483       Q2/98           Q2/99             Q4/00           n/a
                                  ----------------------------------
   Total Central Region...........      2,230   $ 88,820    $167,636
                                  ==================================

East Region:
 Atlanta, Georgia:
  Cameron at Barrett Creek........        332   $ 23,605    $ 27,822       Q4/97           Q4/98             Q1/00          20.5%
  Cameron at North Point..........        264     22,539      24,384       Q4/97           Q3/98             Q3/99          65.9%
  Cameron Bridge..................        224     18,700      19,909       Q4/97           Q3/98             Q3/99          62.5%
                                  ----------------------------------
   Total Atlanta..................        820   $ 64,844    $ 72,115
                                  ----------------------------------
 Birmingham, Alabama:
  Cameron at the Summit II........        268   $  8,979    $ 18,939       Q2/98           Q2/99             Q3/00           n/a
                                  ----------------------------------
 Indianapolis, Indiana:
  Cameron at River Ridge..........        202   $  7,058    $ 14,846       Q2/98           Q2/99             Q2/00           n/a
                                  ----------------------------------
 Nashville, Tennessee:
  Monthaven Place.................        216   $  8,325    $ 15,361       Q2/98           Q2/99             Q3/00           n/a
                                  ----------------------------------
 Orlando, Florida:
  Cameron Promenade...............        212   $ 16,010    $ 16,908       Q3/97           Q2/98             Q1/99          90.6%
  Cameron Wellington II...........        120     10,955      11,835       Q3/97           Q2/98             Q1/99          91.7%
                                  ----------------------------------
   Total Orlando..................        332   $ 26,965    $ 28,743
                                  ----------------------------------
 Raleigh, North Carolina:
  Archstone at Preston............        388   $ 12,557    $ 31,289       Q2/98           Q2/99             Q2/01           n/a
  Cameron Southpoint..............        288     18,835      21,450       Q3/97           Q3/98             Q3/99          56.6%
  Cameron Woods...................        328     20,901      23,457       Q3/97           Q3/98             Q1/00          45.7%
                                  ----------------------------------
   Total Raleigh..................      1,004   $ 52,293    $ 76,196
                                  ----------------------------------
 Richmond, Virginia:
  Archstone at Swift Creek........        288   $  8,788    $ 22,873       Q2/98           Q3/99             Q1/01           n/a
  Cameron at Virginia Center......        264     20,385      21,313       Q2/97           Q2/98             Q1/99          90.5%
  Cameron at Virginia Center II...         88      3,891       7,588       Q2/98           Q3/99             Q1/00           n/a
  Cameron at Wyndham..............        312     26,044      26,985       Q3/96           Q4/97             Q1/99          90.4%
                                  ----------------------------------
   Total Richmond.................        952   $ 59,108    $ 78,759
                                  ----------------------------------
 Southeast Florida:
  Cameron Gardens.................        300   $ 23,890    $ 25,524       Q4/97           Q3/98             Q3/99          53.3%
  Cameron Palms...................        340     26,539      29,599       Q4/97           Q4/98             Q1/00          10.6%
  Cameron Park I..................        196     16,635      17,244       Q4/97           Q3/98             Q3/99          87.8%
                                  ----------------------------------
   Total Southeast Florida........        836   $ 67,064    $ 72,367
                                  ----------------------------------
 Washington, D.C.:
  Archstone Governor's Green......        338   $ 15,621    $ 36,446       Q3/98           Q3/99             Q3/00           n/a
                                  ----------------------------------
 West Coast, Florida:
  Archstone Rocky Creek...........        264   $  4,955    $ 19,750       Q3/98           Q3/99             Q3/00           n/a
                                  ----------------------------------
   Total East Region..............      5,232   $315,212    $433,522
                                  ==================================

                                                                    EXHIBIT 99.1

                                                                                           Actual or         Expected
                                                            Total                      Expected Date for   Stabilization
                                  Number of   Archstone    Expected       Start Date      First Units         Date            %
                                     Units   Investment   Investment(1) (Quarter/Year) (Quarter/Year)(2)  (Quarter/Year)  Leased (3)
                                  --------------------------------------------------------------------------------------------------
West Region:
Orange County, California:
  Las Flores Apartment Homes......   504      $ 49,880       $   53,120      Q4/96            Q2/98             Q2/99          74.4%

                                  -------------------------------------
 Phoenix, Arizona:
  Arrowhead I.....................   272      $ 18,086       $   18,805      Q3/96            Q1/98             Q1/99          89.3%
  Arrowhead II....................   200         8,899           13,535      Q2/98            Q1/99             Q2/00           n/a
  San Marbeya.....................   404        21,164           28,246      Q4/97            Q4/98             Q1/00          25.0%
  San Valiente II.................   228        12,750           14,459      Q4/97            Q4/98             Q4/99          22.8%
                                  -------------------------------------
   Total Phoenix.................. 1,104      $ 60,899       $   75,045
                                  -------------------------------------
 Portland, Oregon:
  Hedges Creek....................   408      $ 27,423       $   27,720      Q2/97            Q2/98             Q2/99          62.5%
                                  -------------------------------------
 Reno, Nevada:
  The Enclave II..................   180      $  5,053       $   16,203      Q4/98            Q3/99             Q1/00           n/a
                                  -------------------------------------
 San Diego, California:
  Archstone Torrey Hills..........   340      $ 21,764       $   42,963      Q1/98            Q2/99             Q2/00           n/a
                                  -------------------------------------
 San Francisco Bay Area,
  California:
  Archstone Emerald Park..........   324      $ 26,774       $   45,152      Q4/97            Q2/99             Q1/00           n/a
  Archstone Hacienda..............   540        30,455           74,452      Q2/98            Q2/99             Q3/00           n/a
  Archstone Monterey Grove........   224        20,444           26,678      Q4/97            Q1/99             Q4/99           n/a
                                  -------------------------------------
   Total San Francisco Bay Area    1,088      $ 77,673       $  146,282
                                  -------------------------------------
 Seattle, Washington:
  Archstone Inglewood Hills.......   230      $ 11,015       $   20,343      Q2/98            Q2/99             Q2/00           n/a
  Archstone Northcreek............   524        21,720           44,025      Q2/98            Q1/99             Q1/01           n/a
  Stonemeadow Farms...............   280        22,438           22,600      Q2/97            Q2/98             Q1/99          83.2%

                                  -------------------------------------
   Total Seattle.................. 1,034      $ 55,173       $   86,968
                                  -------------------------------------
    Total West Region............. 4,658      $297,865       $  448,301
                                  =====================================
      Total Communities
         Under Construction...... 12,120      $701,897       $1,049,459
                                  =====================================

(1)  Represents total budgeted land and development costs.
(2) Represents the quarter that the first completed units were made available for leasing (or are expected to be made available). Archstone begins leasing completed units prior to completion of the entire community.
(3) The percentage leased is based on leased units divided by total number of units in the community (completed and under construction) as of December 31, 1998. A "n/a" indicates the communities where Lease-Up has not yet commenced.